Exhibit 5.1

                                October 30, 1998

MedQuist Inc.
Five Greentree Centre
Suite 311
Marlton, NJ 08053

         Re:      MedQuist Inc.
                  Registration Statement on Form S-4
                  ----------------------------------

Gentlemen:

         We have acted as counsel to MedQuist Inc. ("MedQuist") in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed on October 30, 1998 by MedQuist pursuant to the Securities Act of 1933, as amended, relating to the issuance of up to 10,206,103 shares of common stock, no par value, of MedQuist (the "Shares") in connection with the proposed merger ("Merger") of Mercury Acquisition Corporation, a Missouri corporation and a wholly owned subsidiary of MedQuist ("Sub") with and into MRC, Inc., a Missouri corporation ("MRC"). This opinion is furnished pursuant to the requirements of
Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described above. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of New Jersey.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus, which is part of the Registration Statement.


                                            Very truly yours,



                                            BLANK ROME COMISKY & McCAULEY LLP



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                                   EXHIBIT "A"

1. MedQuist's Amended and Restated Certificate of Incorporation and all amendments thereto.

2.       MedQuist's By-Laws and all amendments thereto.

3. Good Standing Certificate issued by the Secretary of State of the State of New Jersey.

4. Resolutions adopted by the Board of Directors relating to transactions contemplated by the Registration Statement.

5.       MedQuist's Registration Statement on Form S-4.